AGREEMENT OF CONVEYANCE, TRANSFER AND ASSIGNMENT OF ASSETS AND ASSUMPTION OF OBLIGATIONS

This Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations ("Transfer and Assumption Agreement") is made as of November 21, 2007, by GlobalNet Corporation, a Nevada corporation ("Assignor"), and Mag-Well, Inc., a Nevada corporation ("Assignee").

WHEREAS, Assignor is an technology company engaged in the business of developing applications that are delivered to its customers over the internet, providing internet and wireless services (the "Business"); and

WHEREAS, Assignor desires to convey, transfer and assign to Assignee, and Assignee desires to acquire from Assignor, all of the assets of Assignor relating to the operation of the Business, including all callable secured convertible notes and stock purchase warrants as described in Exhibit A, and in connection therewith, Assignee has agreed to assume all of the liabilities of Assignor relating to the Business, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Assignment.

1.1. **Assignment of Assets**. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Assignor, Assignor does hereby assign, grant, bargain, sell, convey, transfer and deliver to Assignee, and its successors and assigns, all of Assignor's right, title and interest in, to and under the assets, properties and business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used in the conduct of the Business (the "Assets"), including, but not limited to, the Assets listed on Exhibit A hereto.

1.2 **Further Assurances**. Assignor shall from time to time after the date hereof at the request of Assignee and without further consideration execute and deliver to Assignee such additional instruments of transfer and assignment, including without limitation any bills of sale, assignments of leases, deeds, and other recordable instruments of assignment, transfer and conveyance, in addition to this Transfer and Assumption Agreement, as Assignee shall reasonably request to evidence more fully the assignment by Assignor to Assignee of the Assets.

Section 2. Assumption.

2.1 **Assumed Liabilities**. As of the date hereof, Assignee hereby assumes and agrees to pay, perform and discharge, fully and completely, (i) all liabilities, commitments, contracts, agreements, obligations or other claims against Assignor, whether known or unknown, asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise associated with the Business whenever arising (the "Liabilities"), including, but not limited to, the Liabilities listed on Exhibit B. and identified in part by reference to the Balance Sheet

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2.2 Further Assurances. Assignee shall from time to time after the date hereof at the request of Assignor and without further consideration execute and deliver to Assignor such additional instruments of assumption in addition to this Transfer and Assumption Agreement as Assignor shall reasonably request to evidence more fully the assumption by Assignee of the Liabilities.

Section 3. Headings. The descriptive headings contained in this Transfer and Assumption Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Transfer and Assumption Agreement.

Section 4. Governing Law. This Transfer and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed entirely within that state, except that any conveyances of leaseholds and real property made herein shall be governed by the laws of the respective jurisdictions in which such property is located.

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[SIGNATURE PAGE TO TRANSFER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, this Transfer and Assumption Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

GLOBALNET CORPORATION

By:____________________________
Name: Mark Schaftlein
Title: Chief Executive Officer

MAG-WELL, INC.

By:____________________________
Name: Edward Bronson
Title: Chief Executive Officer

ER

Exhibit A

Asset Sale
Virtual Call Center

The asset assignment is a combination of software and hardware features and functionality. The Entice software license is a robust soft switch that encompasses the functionality of a telephony environment in IP protocol. This software license also includes scale to 200 total ports. The remaining hardware and software are included in the asset list below.

Type/make	Number of units	Asset Tag #	
Dell Poweredge 1550	1	DPE155041C	
Dell Poweredge 1750	2	DPE1750G8L	DPE1750GDP
Dell Poweredge 2450	1	DPE24504YM	
Dell Poweredge 2850	1	DPE2850FJT	
SuperMicro SuperServer	1	IPPBX	
Cisco 5350	2	C5350.41	C5350.46

Entice Software license for 200 ports

GlobalNet developed additional functionality into the core software to be used as a Virtual Call Center (VCC) Software. The buyer retains rights to the core software engine, the VCC features and any future software development.

GlobalNet agrees that the buyer and GlobalNet will co-own the provided source code and original product meaning that both companies may use the source code product without restriction and for any purpose including creating derivative products. Neither company shall have any further obligation to the other in regards to the VCC product except as stated in this agreement.

Exhibit B

Exhibit B

Convertible Debenture Tranche Date	Convertible Debenture Tranche Total Amount (Cost Basis)	Amount Assumed
4/13/2006	$291,550	$291,550
5/25/2006	$250,965	$250,965
6/28/2006	$198,720	$198,720
8/3/2006	$281,460	$281,460
9/8/2006	$217,330	$217,330
1/8/2007	$160,000	$160,000
2/9/2007	$250,000	$250,000
3/9/2007	$200,000	$200,000
4/20/2007	$190,000	$190,000
5/11/2007	$170,000	$170,000
6/11/2007	$285,150	$285,150
8/6/2007	$458,000	$458,000
9/28/2007	$450,500	$450,500
11/13/2007	$140,100	$140,100
Total		$3,543,775